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EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
OF
VYYO INC.

        In connection with the Annual Report of Vyyo Inc. (the "Company") on Form 10-K for the year ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Wayne H. Davis, as Chief Executive Officer of the Company, and Robert K. Mills, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

  (1)
  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WAYNE H. DAVIS Wayne H. Davis Chief Executive Officer June 30, 2008
/s/ ROBERT K. MILLS Robert K. Mills Chief Financial Officer June 30, 2008

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CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF VYYO INC.